Morgan Stanley Dean Witter Small Cap Growth Fund
Item 77(o) 10f-3 Transactions
October 31, 2000 - March 31, 2001


Security
Date of
Purchase
Price
Of Shares
Shares
Purchased
%of
Assets
Total
Issued
Purchased
By Fund
Broker
Active
Power Inc.
08/07/00
$17.00
9,600
0.016%
$136,000,000
0.120%
Goldman
Sachs
Arena
Pharmsceut
icals
07/28/00
$18.00
6,600
0.012%
$108,000,000
0.110%
Ing
Baring
Argonaut
Technologies
07/19/00
$15.00
6,600
0.009%
$69,000,000
0.146%
UBS
Warburg
California
Pizza
Kitchen
08/02/00
$15.00
10,300
0.016%
$79,500,000
0.194%
Bank of
America


Coach Inc.

10/04/00

$16.00

9,400

0.015%

$118,080,000

0.127%


Goldman
Sachs
Docent
Inc.
09/29/00
$11.00
76,900
0.076%
$88,000,000
0.961%
Deutsche
Bank
W-H Energy
Services

10/10/00

$16.50

14,200

0.024%

$165,000,000

0.142%
CS First
Boston
Entravision


08/02/00

$16.50

87,400

0.153%

$752,335,000

0.192%

DLJ
Inspire
Pharmactical
s


08/02/00


$12.00


13,700


0.192%

$66,000,000


0.017%
Deutsche
Bank
Speechworks

08/02/00

$20.00

10,300

0.022%

$95,000,000

0.217%
Chase
H&Q
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